EXHIBIT 10.6

                ASSIGNMENT AND ASSUMPTION OF EMPLOYMENT AGREEMENT

                    BY AND AMONG HIENERGY TECHNOLOGIES, INC.,

              HIENERGY MICRODEVICES, INC. AND DR. BOGDAN C. MAGLICH

     THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (the "Agreement") is entered into as of the 16th day of July, 2002, by and among HiEnergy Technologies, Inc. (the "Parent" or the "Company"), a Washington corporation, HiEnergy Microdevices, Inc. (the "Subsidiary"), a Delaware corporation, and Dr. Bogdan C. Magich ("Maglich"), individually (together, the "parties").

                                    RECITALS

     WHEREAS, an employment agreement (the "Employment Agreement") was entered into by and between the Subsidiary and Maglich on March 6, 2002; and

     WHEREAS, the Subsidiary desires to assign to the Parent and the Parent desires to assume from the Subsidiary the Employment Agreement; and

     WHEREAS, the Employment Agreement contains a provision (i) granting Maglich an option to purchase 111,040 shares of Class A common stock of the Subsidiary (the "Option"), which grant was approved by resolution of the Board of Subsidiary at a meeting held on March 19, 2002, and (ii) promising to grant to Maglich additional stock options (the "Additional Options") annually during the term of the Employment Agreement; and

     WHEREAS, a separate Stock Option Agreement will be executed between the Parent and Maglich granting Maglich an Option to purchase 2,482,011 shares of common stock of the Parent in exchange for canceling the Option; and

     WHEREAS, the parties seek to amend the Employment Agreement with respect to the Option and the Additional Options and to cancel the Option;

NOW THEREFORE, in consideration of the promises and mutual covenants set forth in this Agreement, the parties hereby agree as follows:

1.   AMENDMENT  NO.  1  TO  EMPLOYMENT  AGREEMENT

     a.     Definitions;  References.  All  capitalized  terms  used  in  this
            ------------------------
Amendment No. 1 to the Employment Agreement ("Amendment No. 1") not defined herein shall have the meanings given them in the Employment Agreement. References in this Amendment No. 1 and in the Employment Agreement to "this Agreement," "herein," "hereto" and words of similar import shall mean the Employment Agreement as modified by this Amendment No. 1.


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     b.     Effect  of  Amendment  No.  1.  This  Amendment  No.  1 modifies the
            -----------------------------
Employment Agreement. The Employment Agreement, as amended by this Amendment No. 1, is in full force and effect, and the parties hereby ratify and affirm the same. In the event of any conflict between the provisions of the Employment Agreement and this Amendment No. 1, the provisions of this Amendment No. 1 shall control.

     c.     Amendment  of  Employment  Agreement  Section  4(d).  The Employment
            ---------------------------------------------------
Agreement Section 4(d) is hereby superseded and replaced in its entirety by the following:

     (d)    Stock  Options.
            ---------------

     The Company shall grant and issue to Maglich annually during the term hereof five-year stock options at a rate of not less than one percent (1%) per annum of the Company's common stock issued and outstanding at the end of the year, such options to have an exercise price of the most recent arms length sale or, if publicly traded, the average price for the preceding thirty days. In no event shall Maglich receive, in the aggregate, in any one year less than 10% of the total number of options granted by the Company for services in that year.

     d.     Purpose  and  Effect.  The  purpose  of  this  Amendment No. 1 is to
            --------------------
revise the provision concerning the grant of the Additional Options to allow for the grant of the stock options from the Parent through one or more separate stock option agreements.

2.   CANCELLATION  OF  OPTION

     Maglich hereby agrees to rescind the grant of the Option to him by the Company through the Employment Agreement. The Parties agree that the Option is hereby cancelled. Upon execution of this Agreement and effective as of April 24, 2002, Maglich no longer holds the Option to purchase shares of the Subsidiary's or the Company's common stock pursuant to the Employment Agreement. Upon execution of this Agreement and effective as of April 24, 2002, the Subsidiary no longer has any stock options outstanding in the name of Maglich nor has any obligation to issue stock options to Maglich.

3.   ASSIGNMENT  AND  ASSUMPTION

     The Subsidiary hereby assigns all of its right, title and interest in and to the Employment Agreement to the Parent. The Parent hereby accepts such assignment, assumes all obligations of the Subsidiary arising out of the Employment Agreement and agrees to indemnify and hold the Subsidiary harmless from any liabilities, claims or demands based upon or arising under the Employment Agreement.

4.   OTHER PROVISIONS


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     a.     Applicable  Law  and  Forum.  This  Agreement shall be construed and
            ---------------------------
enforced according to the laws of the State of California. All legal actions arising under this Agreement shall be instituted in, and each party consents to jurisdiction in the County of Orange, State of California.

     b.     Notices.  Any  notice  or  other communication required or permitted
            -------
under this Agreement shall be given in writing and delivered by hand or by registered or certified mail, postage prepaid and return receipt requested, to the following persons (or their successors pursuant to due notice):

     If to the Parent:          HiEnergy Technologies, Inc.
                                10 Mauchly Drive
                                Irvine, CA  92618
                                Attn: President

     If to the Subsidiary:      HiEnergy Microdevices, Inc.
                                10 Mauchly Drive
                                Irvine, CA  92618
                                Attn: President

     If to Maglich:             Bogdan C. Maglich
                                559 Vista Flora
                                Newport Beach, CA  92660

Such address may be changed from time to time by any party by providing written notice to the other parties in the manner set forth above.

     c.     Waiver.  The failure of the parties to enforce any provision of this
            ------
Agreement shall not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Agreement.

     d.     Entire  Agreement.  This  Agreement constitutes the entire agreement
            -----------------
between  the  parties.

     e.     Amendments.  This  Agreement  may  be  modified  or  amended  if the
            ----------
amendment  is  made  in  writing  and  is  signed  by  all  parties.

     f.     Severability.  If  one or more provisions of this Agreement are held
            ------------
to be invalid or unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were excluded and shall be enforceable in accordance with its terms.


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IN WITNESS WHEREOF, and in acknowledgment that the parties hereto have read and understood each and every provision hereof, the parties have executed this Agreement on the date first set forth above.


HIENERGY MICRODEVICES, INC.                HIENERGY TECHNOLOGIES, INC.



By:    /s/  Gregory F. Gilbert             By:   /s/  Barry Alter
   -----------------------------              --------------------------------
   Gregory F. Gilbert, President              Barry Alter, President and CEO




     /s/  B. C. Maglich
--------------------------------
Dr. Bogdan C. Maglich, Individually



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